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                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent auditors, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000 (except with respect to the matters in Note 13 as to which the date is April 13, 2000), included in Fischer Imaging Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement on Form S-8.



                                              /s/ ARTHUR ANDERSEN LLP


Denver, Colorado
March 15, 2001